UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: April 9, 2012

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-027334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Peachtree St. NE, Bldg 400 Ste 200, Atlanta , GA 30361
(Address of principal executive offices)

(404) 551-5274
(Registrant’s telephone number, including area code)

2180 Satellite Blvd. Suite 400, Duluth, GA 30097-4927
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 9th, 2012, Rob Copenhaver, resigned as CEO of the Company to pursue another opportunity.  Mr. Copenhaver will continue as a member of the Board of Directors and the Company looks forward to his continued contribution in this role.  Mr. Copenhaver’s resignation is not the result of any disagreement or conflict with the Company and the Company has no issues with Mr. Copennhaver. We appreciate his work and wish him the best in his new endeavor.

The Board of Directors has initiated a search for a replacement. In the interim, Gerald A. Sullivan, the Chairman of the Board of Directors, will assume the CEO responsibilities.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Entertainment Group Holdings, Inc.

Signature	Date

By: /s/ Gerald F. Sullivan	April 11, 2012
Name: Gerald F. Sullivan
Title: Chief Executive Officer